UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2015

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets

First Choice Healthcare Solutions, Inc. (the “Company”), a diversified holding company focused on delivering clinically superior, patient-centric, multi-specialty care through state-of-the-art medical centers of excellence, today announced that its newly formed wholly-owned subsidiary, TBC Holdings of Melbourne, Inc. (“TBC Holdings”), has entered into an Operating and Control Agreement (the “Agreement”) with Brevard Orthopaedic Spine & Pain Clinic, Inc. (“The B.A.C.K. Center”), a premier orthopaedic and pain practice in Brevard County, Florida. The B.A.C.K. Center generates revenues of approximately $14,000,000 annually and operates two medical offices located in Melbourne and Merritt Island, Florida.

The Agreement provides TBC Holdings as the sole and exclusive management company for The B.A.C.K. Center, with responsibility to manage and control the daily operations of the practice, including, but not limited to, administrative, financial, facility and business operations. The initial term of the Agreement expires on December 31, 2016, with an option by the Company to extend the term until December 31, 2023.

The Agreement, effective May 1, 2015, will enable TBC Holdings to exercise effective control over the business of The B.A.C.K. Center, and will be treated as a variable interest entity (“VIE”). The Company has the power to make decisions that most significantly affect the economic performance of The B.A.C.K. Center and to absorb significant losses or right to receive benefits that could potentially be significant. As a result, the Company will include the financial results of the VIE in its consolidated financial statements in accordance with generally accepted accounting principles.

The Company has granted the principals of The B.A.C.K. Center an option to purchase up to an aggregate of 3,000,000 shares of its common stock. The options are exercisable at $1.35 per share until December 31, 2023, subject to the parties satisfying certain terms and conditions.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Operation and Control Agreement, the Company granted the principals of The B.A.C.K. Center an option to purchase up to an aggregate of 3,000,000 shares of its Common Stock. The options are exercisable at $1.35 per share until December 31, 2023, subject to the parties satisfying certain terms and conditions.

The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on similar exemptions under applicable state laws.

Item 7.01	Regulations FD Disclosure

On May 11, 2015, the Company issued a press release announcing the Company’s Operation and Control Agreement with The B.A.C.K. Center. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release May 11, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: May 11, 2015
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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